SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	January 11, 2006

(Date of earliest event reported):	January 10, 2006

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On January 10, 2006, Ann E. Berman was elected a director of the registrant. Ms. Berman is currently serving as Vice President for Finance and Chief Financial Officer of Harvard University and is a member of the Board of the Harvard Management Company, which is responsible for the active management of the University’s endowment. Ms. Berman recently announced her retirement from Harvard University and from the Board of the Harvard Management Company effective April 1, 2006.

The registrant has also elected Andew H. Tisch and Jonathan M. Tisch as Co-Chairmen of the Board to succeed Preston R. Tisch, who passed away last November. Andrew H. Tisch and Jonathan M. Tisch have each served as a Director of the Company since 1985 and 1986, respectively, and together with James S. Tisch, the Company’s Chief Executive Officer, comprise the Company’s Office of the President. Andrew H. Tisch also serves as Chairman of the Executive Committee and Jonathan M. Tisch serves as Chairman and Chief Executive Officer of the Company’s Loews Hotels subsidiary.

The registrant’s press release announcing the foregoing elections is incorporated herein by reference to Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

Exhibit Reference

Number	Exhibit Description

99.1	Loews Corporation press release, issued January 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: January 11, 2006	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary